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                                                        EXHIBIT 24.1


                  Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 1, 1994, included in Sara Lee Corporation's Annual Report on Form 10-K for the year ended July 2, 1994, and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP

Chicago, Illinois,
June 8, 1995.